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                                                                     Exhibit 2.4

                                                                      APPENDIX A

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of July 19, 2002, by and between HOUSTON AMERICAN ENERGY CORP., a Delaware corporation (the "Company"), and MILLENNIUM SEISMIC, INC., a Texas corporation (the "Holder").

     WHEREAS, on even date herewith, as applicable, the parties to this Agreement have also executed and delivered (a) that certain Exchange Agreement (the "Exchange Agreement") between the Company and the Holder, (b) that certain License Agreement (the "License Agreement") between the Company and the Holder, and (c) that certain Stock Purchase Warrant (the "Warrant") issued to the Holder by the Company; and

     WHEREAS, pursuant to the Exchange Agreement, the License Agreement and the Warrant, and in exchange for the Holder's agreement to grant the Company a no fee license to utilize certain of the Holder's seismic data, the Company issued the Holder 1,000,000 shares (the "Delivered Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), and agreed to issue to the Holder up to an additional 750,000 shares of the Common Stock, upon the exercise of the Warrant as described therein (all such shares of the Common Stock purchased by the Holder pursuant to the Warrant are collectively referred to herein as the "Warrant Shares")

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Registration Rights Available. Pursuant to the terms and conditions contained herein, and in the Warrant, the Company agrees to provide the Holder or any permitted assignee of the Holder (collectively, the "Holder") with the right to "piggyback" (the "Registration Rights") the Delivered Shares and the Warrant Shares (collectively, the "Registrable Securities") on any registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Common Stock (a "Public Offering") or any other shares of the capital stock of the Company. For purposes of this Agreement, the parties hereby agree that the Holder shall not be entitled to "piggyback" any of the Registrable Securities (or any other securities issuable with respect to the Delivered Shares or the Warrant Shares as a result of any merger, consolidation, reorganization, stock split, stock dividend, recapitalization or other similar event involving the Company) with respect to (i) any registration statement filed by the Company on Form S-4 or Form S-8, (ii) any registration statement filed by the Company in connection with an exchange offer or any other offering of the capital stock of the Company solely in connection with an acquisition, or (iii) any registration statement filed by the Company in connection with an offering of the Company's capital stock made solely to the Company's then existing stockholders (any registration statement described in clauses (i)-(iii) above being excluded from the term "Public Offering" as used in this Agreement).

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    2. Registration Rights. With respect to the Registration Rights, the parties hereby agree as follows:

          (a) Subject to Section 2(b), the Company will (i) promptly give the Holder written notice of any registration relating to a Public Offering, and (ii) include in such registration (and related qualification under "blue sky" laws or other compliance) such of the Holder's Registrable Securities as are specified in the Holder's written request or requests, mailed in accordance with the terms of this Agreement, within 30 days after the date of such written notice from the Company.

          (b) If the Public Offering identified in the notice delivered by the Company pursuant to Section 2(a) will be an underwritten public offering (in each such instance, an "Underwritten Public Offering"), the right of the Holder to registration pursuant to the Registration Rights shall be conditioned upon the Holder's participation in such underwriting, and the inclusion of the Holder's Registrable Securities in the underwriting shall be limited to the extent provided herein. The Holder shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected by the Company for the Underwritten Public Offering. Notwithstanding any other provision of this Agreement, if the managing underwriter determines that marketing factors require a limitation of the number of the Registrable Securities to be underwritten, the managing underwriter may limit some or all of the Holder's Registrable Securities that may be included in the Underwritten Public Offering as follows: the number of the Holder's Registrable Securities that may be included in the Underwritten Public Offering shall be determined by multiplying the maximum number of registrable securities (of all selling shareholders of the Company)which the managing underwriter is willing to include in such Underwritten Public Offering times a fraction, the numerator of which is the number of the Registrable Securities the Holder requested to be included in such Underwritten Public Offering, and the denominator of which is the total number of registrable securities which all selling shareholders of the Company have requested to be included in such Underwritten Public Offering. To facilitate the allocation described above, the Company may round the number of registrable securities allocable to any such person (including the Holder) to the nearest 100 shares of the Common Stock. If the Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter, which must be delivered not less than seven days before the effective date of the Underwritten Public Offering. Any of the Registrable Securities the Holder so elects to exclude or withdraw from the Underwritten Public Offering shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 60 days after the effective date of the Registration Statement relating thereto, or such other shorter period of time as the underwriters may require.

     3. Registration Procedure. With respect to the Registration Rights, the following provisions shall apply:

     (a) The Holder shall be obligated to furnish the Company and the underwriters all information reasonably related to the Registrable Securities and the proposed manner of distribution the Company and the underwriters may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein. The Holder shall otherwise cooperate with the Company and the underwriters in connection with any such registration, qualification or compliance.

     (b) With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission (the "SEC") which may at any time permit the sale of any Restricted Securities (as that term is defined in Rule 144 ("Rule 144") promulgated under the Securities Act), to the public without registration, the Company agrees to use its best lawful efforts to:

          (i) Make and keep public information available, as those terms are understood and defined in Rule 144 at all times during which the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (ii) File with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements); and

          (iii) So long as the Holder owns any Restricted Securities, to furnish to the Holder, upon request, (A) a written statement from the Company as to its compliance with the reporting requirements of Rule 144 and with regard to the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements), (B) a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any Restricted Securities without registration.

     (c) The Company agrees that it will furnish the Holder such number of prospectuses meeting the requirements of Section 10(a)(3) of the Securities Act, offering circulars or other documents incident to any registration, qualification or compliance referred to herein as provided or, if not otherwise provided, as the Holder from time to time may reasonably request.

     (d) All expenses (except for any underwriting and selling discounts and commissions and legal fees for the Holder's attorneys) of any registrations permitted pursuant to this Agreement and of all other offerings by the Company (including, but not limited to, the expenses of any qualifications under the "blue sky" or other state securities laws and compliance with governmental requirements of preparing and filing any post-effective amendments required for the lawful distribution of the Registrable Securities to the public in connection with such registration, of supplying prospectuses, offering circulars or other documents) will be paid by the Company.

     (e) In connection with the preparation and filing of any Registration Statement under the Securities Act pursuant to this Agreement, the Company will give the Holder and the Holder's attorneys and accountants, the opportunity to participate in the preparation of any Registration Statement, each prospectus included therein or filed with the SEC, and each

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amendment thereof or supplement thereto, and will give each of them such access to its books and records and opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

     (f) The Company shall notify each holder of Registrable Securities covered by a Registration Statement, during the time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     (g) In connection with any Registration Statement which becomes effective, the Company shall take all actions necessary to maintain the effectiveness thereof for a total of no less than 180 days, exclusive of (i) the days during any Blackout Period (as defined below) and (ii) any days during a period of time in which sales of the securities covered by such Registration Statement are legally prohibited.

     4. Blackout Period. At any time after the effective date of the Registration Statement, if the Company provides to the Holder a notice pursuant to Section 3(f) hereof and stating that the Company requires the suspension by the Holder of the distribution of any of the Registrable Securities, then the Holder shall cease distributing the Registrable Securities for such period of time (the "Blackout Period"), not to exceed 120 days from the time notice is sent until the Company informs the Holder that the Blackout Period has been terminated. Upon notice to the Holder of such determination, the Holder will:
(a) keep all facts related to such notice strictly confidential, provided, however, the Holder shall be entitled, as necessary, to disclose the existence of the Blackout Period and to refer any inquiries regarding the Blackout Period to the Company; (b) promptly halt any offer, sale, trading or transfer of any of the Registrable Securities for the duration of the Blackout Period; and (c) promptly halt any use, publication, dissemination or distribution of each prospectus included within the Registration Statement, and any amendment or supplement thereto by it and any of its affiliates for the duration of the Blackout Period.

     5. Lock-Up. In connection with any Underwritten Public Offering, the Holder agrees, if requested, to execute a lock-up letter addressed to the managing underwriter in customary form agreeing not to sell or otherwise dispose of the Registrable Securities (other than any that may be included in the offering) for a period not exceeding 180 days.

     6. Delay of Registration. The Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration of the Common Stock (including the Registrable Securities) as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     7. Indemnification by the Company. In the event of any registration of the Registrable Securities under the Securities Act, pursuant to the terms of this Agreement, the Company agrees to indemnity and hold harmless the Holder and each of its directors, officers, shareholders, partners, agents and any other person(s) who controls the Holder, within the

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meaning of the securities Act (collectively, the "Holder Indemnified Group"), against any and all claims, demands, losses, costs, expenses, obligations, liabilities, joint or several, damages, recoveries and deficiencies, including interest, penalties and attorneys' fees (collectively the "Claims"), to which any member of the Holder Indemnified Group may become subject under the Securities Act or otherwise, insofar as the Claims or actions or proceedings, whether commenced or threatened, in respect thereto arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which the Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such member of the Holder Indemnified Group for any legal or other expenses reasonably incurred by it in connection with investigating or defending any Claim or action or proceeding in respect thereto; provided that the Company shall not be liable in any such case to the extent that any Claim or action or proceeding in respect thereof or expense arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance on and in conformity with written information furnished to the Company through an instrument duly executed by the Holder, or the applicable member of the Holder Indemnified Group, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder and survive the Holder's transfer of the Registrable Securities.

     8. Indemnification by the Holder. The Company may require, as a condition to including the Registrable Securities in any Registration Statement filed pursuant to this Agreement, that the Company shall have received an undertaking satisfactory to it from the Holder, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7 hereof) the Company, each director and officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act (collectively, the "Company Indemnified Group" with respect to any statement or alleged statement or alleged statement in or omission or alleged omission from the Registration Statement, any preliminary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to the Company through an instrument duly executed by the Holder specifically stating that it is for use in the preparation of the Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Notwithstanding the foregoing, the maximum liability hereunder which the Holder shall be required to suffer shall be limited to the net proceeds to the Holder from the Registrable Securities sold by the Holder in any such offering. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the Holder's transfer of the Registrable Securities.

     9. Notice of Claims. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a Claim, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action, provided that the failure of any

                                       5

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indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Agreement except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnifying party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of a Claim the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of a Claim.

     10. Indemnification Payments. The indemnification required by this Agreement shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     11. Assignment of Registration Rights. The rights to cause the Company to register the Registrable Securities pursuant to this Agreement may not be assigned by the Holder without the prior written consent of the Company. Notwithstanding the foregoing the Holder may, subject to compliance with all applicable securities laws, if any, assign all or a portion of its rights under this Agreement to up to two persons without the requirement of obtaining the Company's prior written consent; provided, however, no such assignment of the Holders rights shall be permitted unless the assignee thereof is a holder of shares of the capital stock of Millennium Seismic, Inc. as of the date of any such assignment.

     12. Termination of this Agreement. This Agreement shall terminate with respect to the Holder when all of the Registrable Securities have been registered as provided herein.

     13. Conflict. Notwithstanding anything herein contained to the contrary, in the event of any conflict between the terms of (a) the Exchange Agreement, the License Agreement and the Warrant or (b) this Agreement, the terms of this Agreement shall control.

     14. Attorneys' Fees. In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for enforcement of the covenants herein contained, the parties hereby covenant and agree that the party who is found to be in violation of said covenants shall also be liable for all reasonable attorney's fees and costs of court incurred by the other parties hereto.

     15. Governing law; Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF.

     16. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach, termination, or validity hereof, shall be settled by final and binding

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arbitration in accordance with the Commercial Arbitration Rules of the American
Arbitration Association ("AAA Rules") in effect as of the effective date of this Agreement. The American Arbitration Association shall be responsible for (a) appointing a sole arbitrator, and (b) administering the case in accordance with the AAA Rules. The situs of the arbitration shall be Houston, Texas. Upon the application of either party to this Agreement, and whether or not an arbitration proceeding has yet been initiated, all courts having jurisdiction hereby are authorized to (x) issue and enforce in any lawful manner, such temporary restraining orders, preliminary injunctions and other interim measures of relief as may be necessary to prevent harm to a party's interest or as otherwise may be appropriate pending the conclusion of arbitration proceedings pursuant to this Agreement, and (y) enter and enforce in any lawful manner such judgments for permanent equitable relief as may be necessary to prevent harm to a party's interest or as otherwise may be appropriate following the issuance of arbitral awards pursuant to this Agreement. Any order or judgment rendered by the arbitrator may be entered and enforced by any court having competent jurisdiction.

     17. Benefit. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, and their respective successors and permitted assigns. In particular, should the Company be consolidated or merged with and into another company, or sell substantially all of its assets to another company in exchange for stock, cash or other property, the company formed by such consolidation or merger or the company purchasing such assets, as applicable, shall execute and deliver to the Holder a supplemental registration rights agreement containing terms substantially similar to this Agreement and which provides that the Registration Rights granted to the Holder of such supplemental registration rights agreement shall thereafter be applicable to the kind and amount of shares of stock and other registrable securities received upon such consolidation, merger or sale of the Company's assets, as applicable, in exchange for the Delivered Shares and, upon exercise thereof, the shares of stock or other registrable securities to be issued pursuant to the supplemental warrant issued in replacement of the Warrant (in accordance with the terms of the Warrant).

     18. Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by facsimile transmission, or, if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, with postage prepaid and addressed to the party to receive same, if to the Company, addressed to Mr. John F. Terwilliger, 801 Travis, Suite 2020, Houston, Texas 77002 and facsimile (713) 222-6440; and if to the Holder, addressed to Mr. Jesse R. Marion, 7751 San Felipe, Suite 100, Houston, Texas 77063 and facsimile (713) 789-2304; however, that if either party shall have designated a different address by notice to the other given as provided above, then any subsequent notice shall be addressed to such party at the last address so designated.

     19. Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business

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under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

     20. General Assurances. The parties agree to execute, acknowledge, and deliver all such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the intent and purposes of this Agreement.

     21. Construction of Agreement. The parties hereto acknowledge and agree that neither this Agreement nor any of the other documents executed in connection herewith shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that each of the parties hereto contributed substantially to the negotiation and preparation of this Agreement and the documents executed in connection herewith.

     22. No Third Party Beneficiaries. Except as otherwise expressly forth in this Agreement, no person or entity not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

     23. Incorporation by Reference. Any agreement referred to herein is hereby incorporated into this Agreement by this reference.

     24. Waiver. No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     25. Cumulative Rights. The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     26. Invalidity. In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

     27. Excusable Delay. None of the parties hereto shall be obligated to perform and none shall be deemed to be in default hereunder, if the performance of a non-monetary obligation is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other industrial disturbances, acts of a public enemy, wars or war-like action (whether actual, impending or expected and whether de jure or de facto), arrest or other restraint of governmental (civil or military) blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government of public

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authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated, or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

     28. Time of the Essence. Time is of the essence of this Agreement.

     29. Headings. The headings used in this Agreement are for convenience and reference only and in no way define, limit, simplify or describe the scope or intent of this Agreement, and in no way effect or constitute a part of this Agreement.

     30. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     31. Entire Agreement. This Agreement, together with the Exchange Agreement, the License Agreement and the Warrant, shall comprise the entire agreement among the parties hereto regarding the subject matter hereof and thereof, and this Agreement supersedes all prior agreements and understandings whether written or oral.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.
                                HOUSTON AMERICAN ENERGY CORP.


                                By:  /s/  John F. Terwilliger
                                     -------------------------------------------
                                     John F. Terwilliger, President



                                MILLENNIUM SEISMIC, INC.


                                By:  /s/  Jesse R. Marion
                                     -------------------------------------------
                                     Jesse R. Marion, President

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